Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of February 27, 2026 (this “Amendment”), made by and among Karyopharm Therapeutics Inc., a Delaware corporation (“Company”) as borrower, the Lenders party hereto from time to time, and Wilmington Savings Fund Society, FSB (“WSFS”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of May 8, 2024, as amended by that certain First Amendment and Waiver to Credit and Guaranty Agreement, dated as of October 7, 2025 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time and immediately prior to the Second Amendment Effective Date, the “Existing Credit Agreement”), by and among the Company, as borrower and certain of its Subsidiaries from time to time party thereto as Guarantors, the Administrative Agent, each Lender from time to time party thereto, the Collateral Agent and the other parties party thereto (capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement (as defined below));

WHEREAS, the Company has requested that, pursuant to Section 10.5(b) of the Existing Credit Agreement, and the Administrative Agent and each Lender party hereto (constituting all Lenders as of the date hereof under the Existing Credit Agreement) has agreed, to effect the amendments set forth herein, and agree to the terms of this Amendment and the Amended Credit Agreement, on the terms and subject to the conditions set forth in this Amendment;

WHEREAS, the Company and each other Credit Party expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and thereby and agrees to reaffirm its obligations pursuant to the Collateral Documents, and the other Credit Documents to which it is a party.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.
Amendments to the Agreement. Effective as of the Second Amendment Effective Date:
(a)
The definition of “Credit Document” shall be amended to add “, the Second Amendment, the 2026 Forbearance Agreement” immediately following “First Amendment Fee Letter”.
(b)
The following defined terms shall be added to Section 1.1 of the Existing Credit Agreement, in their proper alphabetical order:

“2026 Forbearance Agreement” means that certain Forbearance Agreement, dated as of February 27, 2026, made by and among the Company and the other parties thereto.

“Capital Raise Trigger” means the consummation of a sale and issuance by the Company of Common Stock (including the issuance of any warrants exercised (or, in the case of pre-funded warrants, exercisable) directly into Common Stock) occurring at any time after February 27, 2026 that results in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) gross proceeds actually received in cash by the Company of not less than $25,000,000, in one or more transactions, before June 10, 2026. The Company shall notify the Administrative Agent promptly, and in any event no later than one (1) Business Day after the occurrence of the Capital Raise Trigger.

“Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement, dated as of February 27, 2026, made by and among the Company, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

(c)
The definition of Prepayment Premium in Section 1.1 of the Existing Credit Agreement is hereby amended and restated as follows:

“Prepayment Premium” means the amount set forth in the chart below, determined by reference to the date of prepayment:

(a)
To the extent the Capital Raise trigger has not occurred:

Date of Prepayment	Prepayment Premium
Closing Date through and including May 8, 2025	Make-Whole Premium
May 9, 2025 though and including June 10, 2026	5.00% of the aggregate principal amount of the Term Loan subject to such prepayment
June 11, 2026 through and including May 8, 2027	3.00% of the aggregate principal amount of the Term Loan subject to such prepayment
May 9, 2027 and thereafter	0.00% of the aggregate principal amount of the Term Loan subject to such prepayment
(b)
To the extent the Capital Raise Trigger has occurred:

Date of Prepayment	Prepayment Premium
Closing Date through and including May 8, 2025	Make-Whole Premium
May 9, 2025 through and including May 8, 2027	5.00% of the aggregate principal amount of the Term Loan subject to such prepayment
May 9, 2027 and thereafter	0.00% of the aggregate principal amount of the Term Loan subject to such prepayment

(d)
Section 2.7(e) of the Existing Credit Agreement is hereby amended and restated as follows:

Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears, in Cash, on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans, provided, that (x) the interest on the Loans that was due on September 30, 2025 shall be paid in kind by being capitalized, added to, and made part of, the outstanding principal amount of the Loans on the First Amendment Effective Date (for the avoidance of doubt, at the Applicable Margin for such Interest Payment Date after giving effect to the First Amendment), (y) from and after the First Amendment Effective Date, for any Interest Payment Date or portion of any Interest Period on or prior to March 31, 2026, interest on the Loans, shall be payable in kind which such in-kind interest shall be capitalized, added to, and made part of, the outstanding principal amount of the Loans on the applicable Interest Payment Date and payable as part of the outstanding principal amounts of the Loans upon any prepayment of the Loans, whether voluntary or mandatory, and shall be payable as part of the outstanding principal amount of Loans upon the Maturity Date and (z) solely to the extent the Capital Raise Trigger has occurred, the Interest Payment due on June 30, 2026, shall be paid in kind by being capitalized, added to, and made part of, the outstanding principal amount of the Loans on June 30, 2026 and payable upon any prepayment of the Loans, whether voluntary or mandatory, and shall be payable as part of the outstanding principal amount of Loans upon the Maturity Date.

(e)
Section 2.11 of the Existing Credit Agreement is hereby amended and restated as follows:

Scheduled Payments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each such payment, an “Installment”) on the tenth day of each March, June, September and December commencing on June 10, 2026 (each such date, an “Installment Payment Date”), in an amount equal to the product of (x) 6.25% multiplied by (y) the aggregate original stated principal amount of all Term Loans made under this Agreement prior to such Installment Payment Date (without reducing any such Installment to reflect payments of the outstanding principal of any Term Loan after the initial funding thereof); provided that, notwithstanding the foregoing, solely to the extent the Capital Raise Trigger has occurred, no Installment shall be due on June 10, 2026 and the Installment due on September 10, 2026 shall be increased by the amount that would have been due on June 10, 2026 but for the occurrence of the Capital Raise Trigger. Notwithstanding the foregoing, the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be Paid in Full on the Maturity Date.

(f)
Section 6.8 of the Existing Credit Agreement is hereby amended and restated as follows:

Minimum Consolidated Liquidity. The Company shall not permit Consolidated Liquidity at any time to be (i) for the period commencing on the Closing Date, to but excluding the First Amendment Effective Date, less than $25,000,000, (ii) for the period commencing on the First Amendment Effective Date through and including October 10, 2026, less than the lesser of (A) sum of (x) $10,000,000 and (y) 50% of the net cash proceeds of any issuance of Indebtedness for borrowed money or Capital Stock of the Company or any of its Subsidiaries (but not including the issuance of Indebtedness or Capital Stock to the Company or any of its Subsidiaries) occurring after the First Amendment Effective Date and prior to October 10, 2026 (not including (x) for the avoidance of doubt, any net cash proceeds of any First Amendment Transaction and (y) any net cash proceeds in connection with a Capital Raise Trigger) and (B) $25,000,000 and (iii) at any time after October 10, 2026, less than $25,000,000.

(g)
Section 10.2 of the Existing Credit Agreement is hereby amended by adding “(including any financial or investment advisors)” immediately following “advisors” in clause (f) thereof.
Section 2.
Conditions to Second Amendment Effective Date. The effectiveness of the amendments set forth in Section 1 are subject to the satisfaction (or wavier by each Lender, the Administrative Agent and the Collateral Agent, each in its respective sole discretion) of the following conditions (such date, the “Second Amendment Effective Date”).

(a)
this Amendment shall have been executed and delivered by Company, the Administrative Agent, the Collateral Agent and each Lender;
(b)
the Administrative Agent and the Lenders shall have received a duly executed counterpart of the 2026 Forbearance Agreement; and
(c)
the Administrative Agent, the Collateral Agent and the Lenders shall have received in full in cash on or before the Second Amendment Effective Date, all fees and reasonable and documented out-of-pocket expenses incurred in connection with the negotiation, preparation and execution of this Amendment (including, without limitation, the reasonable and documented fees, out of pocket expenses and disbursements of legal counsel to the Agents, and each legal counsel to Lenders and, if reasonably necessary, of one local counsel to the Agents and of one local counsel to the Lenders (which may include a single special counsel acting in multiple jurisdictions) in each case, in each relevant jurisdiction material to the interests of the Agents and the Lenders) that are invoiced at least one (1) Business Day prior to the Second Amendment Effective Date (or such later time as the Company may agree).
Section 3.
Representations and Warranties. The Company represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders on the Second Amendment Effective Date that:
(a)
It has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereunder. The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Company.
(b)
The execution, delivery and performance by the Company of this Amendment, and the consummation of the transactions contemplated hereby do not and will not, as of the Second Amendment Effective Date, (i) violate any provision of any material Requirement of Law applicable to it or any of its Subsidiaries, any of the Organizational Documents of it or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on it or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to any right of termination, amendment cancellation or acceleration of any obligation or the loss of any material benefit or the triggering of any payment under any Credit Document, any Material Contract or any Related Agreement; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of it or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, for the benefit of Secured Parties); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract or any Related Agreement except for such approvals or consents that have been obtained on or before the Second Amendment Effective Date.
(c)
No event (other than the Term Loan Specified Matters (as defined in the 2026 Forbearance Agreement)) shall have occurred and be continuing or would result from the consummation of the transactions contemplated hereunder that would constitute an Event of Default or a Default.
(d)
Since the Closing Date, no fact, circumstance, occurrence, change or event has occurred that constitutes, or would reasonably be expected to individually or in the aggregate, in material adverse change in, or a material adverse effect on, the operations, business, properties or financial condition so the Credit Parties, taken as a whole.
(e)
As of the Second Amendment Effective Date, each of the representations and warranties of the Company and the Guarantors, set forth in this Amendment, the Amended Credit Agreement and in the other Credit Documents shall be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.
Section 4.
Reaffirmation. Each Credit Party, hereby consents to the amendment of the Existing Credit Agreement effected hereby and the transactions contemplated hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Credit Document to which Company and the other Credit Parties are a party and the obligations of the Credit Parties contained in the Amended Credit Agreement, this Amendment or in any other Credit Document to which they are a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Credit Party hereby (i) confirms the obligations of such Credit Party under the Amended Credit Agreement and the other Credit Documents are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Documents and the other Credit Documents and constitute Obligations and (ii) confirms the existing security interests granted in favor of the Collateral Agent for the benefit of, among others, the Lenders pursuant to the Credit Documents in the Collateral described therein, which security interests shall continue in full force and effect after giving effect to this Amendment and any transaction contemplated hereby to secure the obligations of the Credit Parties under the Amended Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.
Section 5.
Entire Agreement. This Amendment, the other Credit Documents and any separate letter agreements with respect to fees payable comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. On and after the Second Amendment Effective Date, each reference in the Amended Credit Agreement to “this Amendment,” “hereunder,” “hereof” or words of like import referring the Amended Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Amended Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment.
Section 6.
Governing Law and Waiver of Right to Trial by Jury.
(a)
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(b)
The consent to jurisdiction and waiver of right to trial by jury provisions in Sections 10.15 and 10.16 of the Amended Credit Agreement are incorporated herein by reference mutatis mutandis.
Section 7.
Severability. In the event any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.
Section 8.
Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier. The words “execution,” “execute”, “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment or the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.
No Novation. This Amendment is not intended to constitute and shall not constitute a novation of the Existing Credit Agreement or any of the Credit Documents.
Section 10.
Agent. Notwithstanding anything in this Agreement or in any other Credit Document to the contrary, each Agent shall be entitled to all of the rights, powers, privileges, immunities, benefits, protections, indemnities and remedies afforded to such Agent as expressly provided for in the Amended Credit Agreement, and the other Credit Documents to which it is a party. This Section 11 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and Payment in Full of the Obligations.
Section 11.
Acknowledgement and Instructions. Each Lender, by delivering its signature page to this Amendment shall be deemed to have (i) acknowledged receipt of, and consented to and approved this Amendment and each other Credit Document, and each other document required to be approved by the Lenders on the Second Amendment Effective Date and (ii) instructed each Agent to enter into this Amendment and each other Credit Document to which it is party.

[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

COMPANY:

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Richard Paulson
Name: Richard Paulson
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 2]

ADMINISTRATIVE AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

COLLATERAL AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

[Signature Page to Amendment No. 2]

LENDERS:

1992 Master Fund Co-Invest SPC - Series 4 Segregated Portfolio, as a Lender

By: Highbridge Capital Management, LLC,

as Trading Manager and not in its individual capacity

By:	/s/ Christopher Casale
Name: Christopher Casale
Title: Authorized Signatory

HIGHBRIDGE TACTICAL CREDIT INSTITUTIONAL FUND, LTD., as a Lender

By: Highbridge Capital Management, LLC,

as Trading Manager and not in its individual capacity

By:	/s/ Christopher Casale
Name: Christopher Casale
Title: Authorized Signatory

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P., as a Lender

By: Highbridge Capital Management, LLC,

as Trading Manager and not in its individual capacity

By:	/s/ Christopher Casale
Name: Christopher Casale
Title: Authorized Signatory

Highbridge SCF II Loan SPV, L.P., as a Lender

By: Highbridge Capital Management, LLC,

as Trading Manager and not in its individual capacity

By:	/s/ Christopher Casale
Name: Christopher Casale
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

BRAIDWELL TRANSACTION HOLDINGS
LLC – SERIES 7, as a Lender

By: Braidwell LP, its Investment Manager

By:	/s/ Colin Bettison
Name: Colin Bettison
Title: Head of Finance & Operations

[Signature Page to Amendment No. 2]

Context Partners Master Fund, L.P., as a Lender

By: Context Capital Management, LLC,

Investment Adviser

By:	/s/ Charles Carnegie
Name: Charles Carnegie
Title: Managing Member Context Capital Management, LLC Investment Advisor

[Signature Page to Amendment No. 2]

Midtown Acquisitions, L.P., as a Lender

By: Midtown Acquisitions GP LLC, its general partner

By:	/s/ Gabriel T. Schwartz
Name: Gabriel T. Schwartz
Title: Managing Member

[Signature Page to Amendment No. 2]

GARX I, L.P., as a Lender

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HEALTHCARE ROYALTY PARTNERS IV, L.P., as a Lender

By: HealthCare Royalty GP IV, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HCRX INVESTMENT HOLDCO, L.P., as a Lender

By: HCRX Master GP, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HCR CANARY FUND, L.P., as a Lender

By: HCR Canary Fund GP, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HCR MOLAG FUND, L.P.

By: HCR Molag Fund GP, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

[Signature Page to Amendment No. 2]